UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 7, 2003

Commission File Number 333-82700

Compass Minerals Group, Inc.
(Exact name of registrant as specified in its charter)

            Delaware                                                 48-1135403
(State or other jurisdiction of                         (I.R.S. Employer
      incorporation or organization)                   Identification Number)

8300 College Blvd.
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

        The Company is furnishing this information required by Item 12 “Results of Operations and Financial Condition” under this Item 9 in accordance with SEC Release No. 33-8216.

        On November 3, 2003, Compass Minerals Group, reported its third quarter 2003 financial results. A copy of the press release is attached as exhibit 99.1

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

       COMPASS MINERALS GROUP, INC.

Date: November 7, 2003                                                                                           /s/ Rodney L. Underdown

                                                                                                                                          Rodney L. Underdown
                                                                                                                                          Chief Financial Officer

   EXHIBIT INDEX

Exhibit No.                                                                   Description

 99.1                                                                              Press release dated November 3, 2003

Exhibit 99.1

Contact: Rodney L. Underdown
Chief Financial Officer
913-344-9200

Compass Minerals Group, Inc. Announces Third Quarter 2003 Results; $18.5 million Adjusted EBITDA

OVERLAND PARK, KS, November 3, 2003 – Compass Minerals Group, Inc., a leading producer and marketer of salt and specialty potash, today reported its financial results for the third quarter of 2003. For the three months ended September 30, 2003, operating earnings were $6.7 million, and Adjusted EBITDA was $18.5 million on sales of $97.1 million. Adjusted EBITDA increased $2.5 million compared to the same period in the prior year. For the prior year period, operating earnings were $3.5 million and Adjusted EBITDA was $16.0 million on sales of $92.2 million.

For the nine months ended September 30, 2003, operating earnings were $55.4 million, and Adjusted EBITDA was $86.6 million on sales of $398.5 million. Adjusted EBITDA increased $15.6 million compared to the same period in the prior year. For the prior year period, operating earnings were $35.5 million and Adjusted EBITDA was $71.0 million on sales of $336.9 million.

“Our improved results for the third quarter were primarily due to stronger pre-season deicing sales,” said Michael E. Ducey, President and CEO. “Our general trade business line results were also good despite higher natural gas prices. We have virtually completed our 2003-2004 North American highway deicing bid season with an improvement in both volumes awarded and pricing. We continue to focus on operational excellence for improvements in top-line growth, cost controls and further strength from our cash flows,” concluded Mr. Ducey.

Compass Minerals Group will be hosting an investor conference call on Tuesday, November 4th at 10:00 a.m. ET. The public is cordially invited to listen and participate by dialing the following toll-free number: 877-228-7138. Outside the U.S. dial: 706-643-0377. If you are unable to listen to the call at that time, the replay will be available 24 hours per day from 11:30 a.m. ET, November 4th, 2003, to 11:59 p.m. ET, November 11, 2003, by dialing the following toll-free number: 800-642-1687. Outside the U.S. dial: 706-645-9291. (Conference ID#: 3752088).

Compass Minerals Group is the second largest North American producer of salt, the largest producer of salt in the United Kingdom and the largest North American producer of sulfate of potash, a specialty fertilizer. Compass Minerals Group is 94% owned by Apollo Management LP and Company management, with the remainder owned by IMC Global Inc.

Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations and involve risks and uncertainties that could cause the Company’s actual results to differ materially from those set forth in the statements. The Company can give no assurance that such expectations will prove to be correct. Factors that could cause the Company’s results to differ materially from current expectations include: general economic and business conditions, industry trends, weather, raw material costs and availability, changes in demand for its products, actions of its competitors and the additional factors and risks contained in the Company’s Form 10-K Annual Report, filed with the Securities and Exchange Commission on March 31, 2003.

The Company’s performance, as measured by earnings before interest, taxes, depreciation and amortization, or “EBITDA,” and EBITDA adjusted for the restructuring and other charges described below, or “Adjusted EBITDA,” is used by management as an approximate measure of cash flow generation. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of EBITDA and Adjusted EBITDA by other companies and are non-GAAP financial measures.

_________________

Compass Minerals Group, Inc.

Consolidated and Combined Operating Results

(U.S. Dollars, in Millions)

        Both prior to the Recapitalization and in connection with the Recapitalization, we have incurred significant non-recurring restructuring and other charges that impact our results of operations. As a result, our results of operations and cash flows are not indicative of what they would have been had we not incurred these non-recurring charges. We believe it would be helpful to provide a sensitivity analysis that describes our ability to satisfy our debt service, capital expenditures and working capital requirements in terms of earnings before interest, taxes, depreciation and amortization, or “EBITDA,” and EBITDA adjusted for the restructuring and other charges described below, or “Adjusted EBITDA.” Not only do we believe these non-GAAP measures can assist investors in understanding our cost structure, cash flows and financial position, but also financial covenants and ratios in our senior credit facilities and our indentures, such as restrictions on payments and indebtedness and ratios relating to leverage, interest coverage and fixed charge coverage, are also tied to measures that are calculated by adjusting EBITDA as described below. We believe it is necessary to adjust EBITDA to enable investors to see how we view our business given the significant non-recurring restructuring and other charges that have historically affected our results of operations.

        Neither EBITDA nor Adjusted EBITDA are calculated under GAAP and neither should be considered in isolation or as a substitute for net income, cash flows or other income or cash flow data prepared in accordance with GAAP or as a measure of our profitability or liquidity. While EBITDA and Adjusted EBITDA and similar variations thereof are frequently used as a measure of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

        The following table sets forth the components of net income, EBITDA and Adjusted EBITDA.

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002

Sales	$97.1	$92.2	$398.5	$336.9
Cost of sales - shipping and handling	24.1	22.5	109.3	91.2
Cost of sales - products	55.1	53.3	199.5	173.3

Gross profit	17.9	16.4	89.7	72.4
Selling, general and administrative expense	11.2	10.8	34.3	30.1
Restructuring and other charges	--	2.1	--	6.8

Operating earnings	6.7	3.5	55.4	35.5
Other (income) expense:
Interest expense	10.0	10.5	29.2	31.0
Other, net	1.6	(0.3)	4.5	4.1

Income before income (loss) taxes	(4.9)	(6.7)	21.7	0.4
Income tax expense (benefit)	(1.1)	(3.2)	4.3	(0.5)

Net income (loss)	$(3.8)	$(3.5)	$17.4	$0.9

Net income (loss)	$(3.8)	$(3.5)	$17.4	$0.9
Income tax expense (benefit)	(1.1)	(3.2)	4.3	(0.5)
Interest expense	10.0	10.5	29.2	31.0
Depreciation and amortization	11.8	10.4	31.2	28.7

EBITDA	16.9	14.2	82.1	60.1
Adjustments to EBITDA:
Restructuring and other charges	--	2.1	--	6.8
Other expense (income), net (1)	1.6	(0.3)	4.5	4.1

Adjusted EBITDA	$18.5	$16.0	$86.6	$71.0

For the three months ending September 30, 2003 and 2002, “Other expense (income)” primarily includes non-cash gains and losses. Additionally, for the nine months ending September 30, 2003, “Other expense (income)” includes $1.1 million of costs related to amending the senior credit facility and for the nine months ending September 30, 2002, “Other expense (income)” includes a $5.3 million loss related to the refinancing of the Company’s term loan resulting from the issuance of the $75 million 10% Senior Subordinated Notes due 2011 in April 2002.